UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2003

HUGHES ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26035	52-1106564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 East Imperial Highway El Segundo, CA	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-0808

(Registrant’s Telephone Number, Including Area Code)

200 North Sepulveda Boulevard

El Segundo, CA 90245

(310) 662-9688

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated September 29, 2003

Item 9.	Regulation FD Disclosure

On September 29, 2003, Hughes Electronics Corporation (“Hughes”) and its subsidiary, DIRECTV Holdings LLC (“DIRECTV U.S.”), announced that DIRECTV U.S. is increasing its full-year guidance for net subscriber additions and revenues. A copy of the press release relating to such announcement, dated September 29, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES ELECTRONICS CORPORATION (Registrant)

Date: September 29, 2003	By:	/s/ PATRICK T. DOYLE
	Name: Title:	Patrick T. Doyle Vice President, Treasurer, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated September 29, 2003